# 股东委托投票代理协议

# Equity Interest Holders' Voting Rights Proxy Agreement

本协议由以下双方于2019年 05 月 17 日在中国上海签署

This Equity Interest Holders' Voting Rights Proxy Agreement (this "Agreement") is executed on 17th May, 2019 (the "execution date") in Shanghai, the People's Republic of China.

甲方（委托人）：

**PARTY A:**

上海宁圣企业管理集团有限公司，现持有范太克（上海）投资控股有限公司 95%的股权

**Shanghai Nisun Enterprise Management Group Co., Ltd.,** holds 95% of the equity interest of Fintech (Shanghai) Investment Holding Co., Ltd.;

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所：中国（上海）自由贸易试验区富特西一路155号C座底层173部位

**Address**: Unit 173 at the Bottom Level of Block C, No.155

Futexi Yi Road, Shanghai Free Trade Pilot Area, China

统一社会信用代码：91310115086229075T。

**Unified Social Credit Code:** 91310115086229075T.

法定代表人：刘伯党

**Authorized Representative:** LIU Bodang

江鹏,身份证号为342524198404240014，男，1982年4月24日出生，住址：上海市宝山区涵青路398弄44号902室，现持有范太克(上海)投资控股有限公司5%的股权；

**JIANG Peng, PRCID No.:** 342524198404240014,male, born 24th April, 1984, residing at Room 902, No. 44, Lane 398, Hanqing Road, Baoshan District, Shanghai, holds 5% of the equity interest of Fintech (Shanghai) Investment Holding Co., Ltd.;

乙方（受托人）：宁臣（上海）企业管理有限公司

**PARTY B:** Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.;

住所：上海市金山区张堰镇花贤路69号B4115室

**Address:** Room B4115, No.69 Huaxian Road, Jinshan District, Shanghai, China

统一社会信用代码：91310000MA1JBRW03M

Unified Social Credit Code: 91310000MA1JBRW03M

类型：有限责任公司（台港澳法人独资）

Type: Limited liability Company (Taiwan, Hong Kong and Macao's sole proprietorship of legal person)

法定代表人：江鹏

**Legal Representative**: JIANG Peng

鉴于：

**WHEREAS:**

1. 乙方系一家依照中华人民共和国法律注册成立的有限责任公司；

1. Party B is a limited liability company incorporated and validly existing under the law of the People's Republic of China.

2. 上海宁圣企业管理集团有限公司、江鹏系范太克（上海）投资控股有限公司的全部股东，二人共持有范太克（上海）投资控股有限公司100%的股份。

2. Shanghai Nisun Enterprise Management Group Co., Ltd. and JIANG Peng are the legal equity interest holders of Fintech (Shanghai) Investment Holding Co., Ltd. (the "Company") and lawfully hold 100% of the equity interest and assets of the Company.

3. 截至本协议签订日，甲方为范太克（上海）投资控股有限公司股东，

合法持有范太克（上海）投资控股有限公司所有股份。乙方同意指定由甲方委派的人员来行使其在范太克（上海）投资控股有限公司股东大会上的股东投票权，且甲方愿意委派这样的人员。

3. As of the execution date, Party A is the equity interest holders of Fintech (Shanghai) Investment Holding Co., Ltd.; and lawfully holds all the equity interest and assets of the Company. Party B intends to specify the representatives (“Representatives”) appointed by Party A to exercise its voting right of equity interest holders in the general meeting of equity interest holders of the Company and Party A is willing to appoint such a Representative.

4、江鹏系中华人民共和国公民，在签订本协议时均具有完全民事行为能力。

4. JIANG Peng is the citizen of PRC with fully civil capacity when signing this Agreement.

5、上海宁圣企业管理集团有限公司系一家依照中华人民共和国法律注册成立的有限责任公司。

5. Shanghai Nisun Enterprise Management Group Co., Ltd. is a limited liability company incorporated and validly existing under the law of the People’s Republic of China.

因此，依照中华人民共和国法律和法规，协议双方本着平等互利原则，

通过友好协商达成以下条款，以兹共同遵守：

The parties have agreed to execute this Agreement with provisions upon the laws and regulations of PRC as follows:

第一条. 甲方同意且不可撤销地指定由乙方委派的人员来独家代理行使其在范太克（上海）投资控股有限公司股东大会上由法律、公司章程规定、协议约定的股东投票权，委派和选举董事和董事长作为范太克（上海）投资控股有限公司法人代表。由乙方委派的人员应为甲方持股的范太克（上海）投资控股有限公司的董事。

1. Party A agrees to irrevocably specify Representatives appointed by Party B to exclusively exercise the equity interest holders' voting rights in the general meeting of equity interest holders of the Company in accordance with the provisions of laws and articles of the Company to appoint and elect the directors and Chairman of the Company to be the corporate representative. The Representatives appointed by Party B shall be directors of the Company held by Party A.

第二条. 乙方同意根据本协议第一条，委派代理人。这些代理人应代表甲方行使其股东投票权。

2. Party B agrees to appoint Representatives pursuant to the Article 1 of this Agreement to execute the voting rights on behalf of Party A.

第三条. 协议各方理解，不论范太克（上海）投资控股有限公司的股东权益发生任何变化，甲方应指定由乙方委派的人员来行使股东投票权。协议各方均同意，甲方不得将其在范太克（上海）投资控股有限公司的股东权益转让给除乙方或者乙方指定个人或企业以外的其他任何个人或公司。

3. The Parties herein understand that no matter what changes of equity interests of the Company, Party A shall specify the Representatives appointed by Party B to exercise its equity interest holders' voting rights. All the parties agree that Party A cannot transfer the equity interests of the Company held by Party A to any third party except for to Party B and Representatives appointed by Party B.

第四条. 甲方各成员理解，即使其中之一的成员不再拥有范太克（上海）投资控股有限公司股权，其仍应继续执行本协议，

4. Each Party A understands that they should continue to enforce this Agreement even if one equity interest holder of the Company (ie any individual Party A) no longer holds the equity interest of the Company.

第五条. 本协议经过双方授权代表签字、盖章后生效。

5. The Agreement shall be effective on the execution date.

第六条. 本协议在甲方按到期期限支付甲方借款前，不得终止。

6. The Agreement cannot be terminated before Party A completes

the repayment on the loan maturity date.

第七条.本协议任何修改和终止均应经协议双方书面同意。

7. No provisions of this Agreement may be amended, modified, supplemented, discharged or terminated unless with the Parties consent thereto in writing.

第八条.本协议订立、效力、解释、和履行，及由本协议产生的争议的解决，均受中华人民共和国争议发生时现行有效的法律管辖。

8. This Agreement is made and shall be governed in all respects, including execution validity, interpretation, effect and performance and any dispute resolution, by the laws of People’s Republic of China.

第九条. 本协议系中英文一体式版本,一式五份。协议三方各执协议原件一份，其余文件以作完成相关程序之用。每份协议原件均有同等法律效力。当中英文的解释产生冲突时，应以中文为准。

9. The Agreement was made with English and Chinese original versions in five copies. Each party of this Agreement shall hold one of its original versions and the rest of its original versions shall be used for related procedure. Each of them shall have the same legal force. In case of discrepancy between Chinese and English version, original version in Chinese shall prevail..

第十条.本协议自双方签订之日起执行。

10. This Agreement shall be effective from date of this Agreement when the Parties signed this Agreement.

甲方：

**Party A:**

上海宁圣企业管理集团有限公司 Shanghai Nisun Enterprise Management Group Co., Ltd.（盖章）：

江鹏 JIANG Peng（签名）：

乙方：宁臣（上海）企业管理有限公司

**Party B:** ON BEHALF OF Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.;

法定代表人：

Legal Representative:

日期:2019 年 05 月 17 日

Date: May 17, 2019